Exhibit 99.1

Fulgent Genetics Reports Third Quarter 2017 Financial Results

•	Revenue of $4.5 Million
•	GAAP Loss of $1.1 million, or $0.06 per Share
•	Non-GAAP loss of $442,000, or $0.02 per Share
•	Adjusted EBITDA loss of $458,000

TEMPLE CITY, CA, November 6, 2017 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent” or the “company”) today announced financial results for its third quarter ended September 30, 2017.

Third quarter revenue was $4.5 million, a decrease of 10% year over year from $5.0 million in the third quarter of 2016. GAAP loss for the third quarter of 2017 was $1.1 million, or $0.06 per share, and non-GAAP loss, which excludes equity-based compensation expenses and equity loss in investee, and uses a corporate tax rate of 36% for the quarter, was $442,000, or $0.02 per share. Adjusted EBITDA loss was $458,000 in the third quarter of 2017.

Non-GAAP loss and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP loss, in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We were disappointed with our results this quarter, as revenue came in below our expectations. However, our new sales team has started to see traction in the market in recent weeks and we are seeing more areas we believe we can address with our broad test menu and operational readiness.”

“We remain focused on continuing to invest in our technology and streamlining our operations.  With our technology platform and capabilities in the laboratory, we believe we have the capacity to capitalize on many opportunities that could drive growth going forward,” continued Hsieh.

Paul Kim, Chief Financial Officer, said, “We saw a modest sequential decline in revenue, as billable tests grew 5% sequentially while our average price per billable test declined 8% sequentially.  We have continued to make measured investments in our business, which, together with the revenue decrease, have impacted our gross margin and resulted in a loss in the quarter. While these investments have not immediately driven growth, we are pleased with the progress our sales team has made in recent weeks and remain focused on realizing returns over time.”

Mr. Kim added, “We will provide an update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent will host an investment community conference call today at 5:00 PM ET (2:00 PM PT) to discuss its third quarter 2017 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by calling (855) 321-9535 using the conference ID 7999569. An audio replay will be available in the investors section of the company’s website or by calling (855) 859-2056 using passcode 7999569 through November 13, 2017.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring the performance of Fulgent's business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation and amortization, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. For the periods covered by the financial results included in this press release, Fulgent has added to GAAP income (loss) in order to calculate non-GAAP income (loss) and adjusted EBITDA a non-cash expense incurred in the second quarter of 2016 as a result of the difference between the fair value and the effective issuance price of certain securities issued to a large stockholder in an equity financing completed in May 2016.

Fulgent may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Fulgent's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent is a growing technology company with an initial focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that integrates sophisticated data comparison and suppression algorithms, adaptive learning software, advanced genetic diagnostics tools and integrated laboratory processes. This platform allows the company to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The Company believes its current test menu, which includes approximately 18,000 single-gene tests and more than 850 pre-established, multi-gene, disease-specific panels, offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of the company’s business going forward; the success of the company’s investments in its business, including its expansion and restructuring of its sales team and its continued investments in its technology platform, broad test menu and operational capabilities, as well as the timing and extent of the impact of these investments, if any, on the company’s performance; and the company’s ability to capitalize on opportunities to grow its business in existing markets and expand into new markets.

Forward-looking statements represent management’s estimates about future events or circumstances or the company’s future performance and are based on current views and assumptions, which may prove to be incorrect. As a result, matters discussed in any forward-looking statements are subject to risks, uncertainties and changes in circumstances that may cause actual results to differ from those described in or implied by the forward-looking statements. These risks include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic testing and otherwise compete successfully in this market, including its ability to continue to develop new tests to keep pace with rapidly changing technology and new and increasing amounts of scientific data; the company’s ability to maintain the low internal costs of its business model, particularly as the company continues to make investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures that may continue to reduce the company’s sale prices for its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the concentration of sales in certain periods to a small number of customers; the company’s ability to grow and diversify its customer base and increase demand from existing customers; the company’s investment in and expansion of its infrastructure, including its sales and marketing organization, and its ability to manage any growth it may experience; the company’s level of success in obtaining coverage and adequate reimbursement from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships, including its recently established joint venture in Asia; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations, including its interest in its joint venture in Asia; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, undue reliance should not be placed on any forward-looking statements.

The company’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended September 30, 2017, are available on the company’s website and contain more information about the company, its business and the risks affecting its business. The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

Chris Danne, 415-217-5865, chris@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
September 30, 2017 and December 31, 2016
(in thousands)

ASSETS:	September 30, 2017 (unaudited)	December 31, 2016
Cash and cash equivalents	$9,478	$7,897
Investments in marketable securities	34,430	38,568
Accounts receivable, net	3,594	4,364
Property and equipment, net	6,490	6,234
Other assets	4,678	977
Total assets	$58,670	$58,040

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and income taxes payable	$3,399	$3,561
Total stockholders’ equity	55,271	54,479
Total liabilities & equity	$58,670	$58,040

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Nine Months Ended September 30, 2017 and 2016
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$4,503	$5,011	$14,449	$12,422
Cost of revenue (1)	2,268	2,143	6,006	4,858
Gross profit	2,235	2,868	8,443	7,564

Operating expenses:
Research and development (1)	1,128	1,523	2,899	2,739
Selling and marketing (1)	1,383	893	3,125	1,671
General and administrative (1)	1,205	1,147	3,831	3,494
Total operating expenses	3,716	3,563	9,855	7,904
Operating income (loss)	(1,481)	(695)	(1,412)	(340)
Interest income and other income (expense)	145	5	384	(5,444)
Income (loss) before income taxes and equity loss in investee	(1,336)	(690)	(1,028)	(5,784)
Provision for (benefit from) income taxes	(415)	417	(419)	417
Income (loss) before equity loss in investee	(921)	(1,107)	(609)	(6,201)
Equity loss in investee	(172)	-	(277)	-
Income (loss)	$(1,093)	$(1,107)	$(886)	$(6,201)
Basic and diluted income (loss) per common share:
Continuing operations—basic	$(0.06)		$(0.05)
Continuing operations—diluted	$(0.06)		$(0.05)
Continuing operations:
Weighted average common shares- continuing operations, basic	17,752		17,713
Weighted average common shares- continuing operations, diluted	17,752		17,713

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$133	$586	$341	$586
Research and development	194	959	602	959
Selling and marketing	93	396	213	396
General and administrative	129	552	382	2,178
Total equity-based compensation expense	$549	$2,493	$1,538	$4,119

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Nine Months Ended September 30, 2017 and 2016
(in thousands, except per share data)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Income (loss)	$(1,093)	$(1,107)	$(886)	$(6,201)
Provision (benefit) for income taxes	(415)	417	(419)	417
Equity-based compensation expense	549	2,493	1,538	4,119
Difference in fair value related to May 2016 Financing	-	-	-	5,462
Non-GAAP Tax effect (1)	345	(685)	(84)	(1,443)
Equity loss in investee	172	-	277	-
Non-GAAP Income (Loss)	$(442)	$1,118	$426	$2,354
Basic and diluted income (loss) per common share:
Basic	$(0.06)		$(0.05)
Diluted	$(0.06)		$(0.05)
Non-GAAP income (loss) per common share - continuing operations:
Basic	$(0.02)		$0.02
Diluted	$(0.02)		$0.02

Continuing operations:
Weighted average common shares- continuing operations, basic	17,752		17,713
Weighted average common shares- continuing operations, diluted	17,752		17,713

(1) Tax rates as follows:
Corporate tax rate of 36% for the three and nine months ended September 30, 2017 and 38% for the three and nine months ended September 30, 2016.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Nine Months Ended September 30, 2017 and 2016
(in thousands)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Income (loss)	$(1,093)	$(1,107)	$(886)	$(6,201)
Interest income (expense)	(109)	-	(342)	-
Difference in fair value related to May 2016 Financing	-	-	-	5,462
Provision (benefit) for income taxes	(415)	417	(419)	417
Equity-based compensation expense	549	2,493	1,538	4,119
Depreciation and amortization	438	304	1,255	750
Equity loss in investee	172	-	277	-
Adjusted EBITDA	$(458)	$2,107	$1,423	$4,547